Exhibit 3.446

C200808000880

SOSID: 0557481 Date Filed: 3/20/2008 4:13:00 PM Elaine F. Marshall North Carolina Secretary of State C200808000880

State of North Carolina

Department of the Secretary of State

ARTICLES OF ORGANIZATION

INCLUDING ARTICLES OF CONVERSION

Pursuant to §§ 57C-2-21, 57C-9A-0l and 57C-9A-03 of the General Statutes of North Carolina, the undersigned converting business entity does hereby submit these Articles of Organization Including Articles of Conversion for the purpose of forming a limited liability company.

1.	The name of the limited liability company is Statesville HMA, LLC and is being formed pursuant to a conversion of a domestic corporation. The organization and internal affairs of Statesville HMA, LLC are to be governed by the laws of the State of North Carolina.

2.	The name of the converting business entity is: Statesville HMA, Inc. and the organization and internal affairs of the converting business entity are governed by the laws of the State of North Carolina. A Plan of Conversion has been approved by the converting business entity as required by law.

3.	The converting business entity is a domestic corporation formed under the laws of North Carolina.

4.	The name and mailing address of the organizer is:

Timothy R. Parry

5811 Pelican Bay Blvd., Suite 500

Naples, FL 34108

5.	The street and mailing address, and county, of the initial registered office of the limited liability company is:

225 Hillsborough Street

Raleigh, North Carolina 27603

Wake County

6.	The name of the initial registered agent is: CT Corporation System.

7.	The principal office and mailing address of the limited liability company is:

5811 Pelican Bay Blvd., Suite 500

Naples, FL 34108

Collier County

8.	All members by virtue of their status as members shall be managers of this limited liability company

9.	These articles will be effective upon filing by the North Carolina Secretary of State.

Certification# C200808000880-1 Reference# C200808000880-Page: 1 of 2

C200808000880

This is the 20 day of March, 2008.

Statesville HMA, Inc.

By:	/s/ Timothy R. Parry
Timothy R. Parry
Senior Vice President

/s/ Timothy R. Parry
Timothy R. Parry, Organizer

Certification# C200808000880-1 Reference# C200808000880-Page: 2 of 2

SOSID: 0557481 Date Filed: 10/23/2009 5:14:00 PM Elaine F. Marshall North Carolina Secretary of State C200929400358

STATE OF NORTH CAROLINA

DEPARTMENT OF THE SECRETARY OF STATE

LIMITED LIABILITY COMPANY

AMENDMENT OF ARTICLES OF ORGANIZATION

Pursuant to Section 57C-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization:

1.	The name of the limited liability company is Statesville HMA, LLC.

2.	The text of the amendment adopted is as follows:

Article 8 of the Articles of Organization is hereby deleted and replaced in its entirety by:

8.	Except as provided in Section 57C-3-20(a) of the General Statutes of North Carolina, the members shall not be managers by virtue of their status as members.

3.	The amendment was duly adopted by the unanimous vote of the members of the limited liability company.

4.	These Articles will be effective upon filing.

[Signature page to follow]

Dated this 1st day of October, 2009

Statesville HMA, LLC
By:	Carolinas JV Holdings, L.P., sole member
By:	Carolinas JV Holdings General, LLC, general partner

By:	/s/ Timothy R. Parry
Name:	Timothy R. Parry
Title:	Senior Vice President authorized to sign in accordance with NCGS 57C-3-24